UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2012 (May 15, 2012)

11 GOOD ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54132	26-0299315

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4450 Belden Village Street N.W., Suite 800 Canton, OH	44718

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 492-3835

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement

          11 Good Energy, Inc. (the “Company”) produces G-2 biofuel and a crude glycerin by-product at its plant in Magnolia, OH. On May 15, 2012, the Company entered into an independent sales agreement with MAX V LLC for it to act as a sales representative of the Company. The agreement provides for MAX V to sell the crude glycerin by-product in North America and to directly invoice customers and to handle sales, marketing and collections. The Company is to be paid by the sales representative 50% of all sales collected by MAX V. MAX V will make every effort to sell the glycerin by-product at $25 per gallon to dairy farmers. While MAX V is under no obligation to order a minimum amount of the glycerin by-product, MAX V has agreed to order the crude glycerin from the Company as necessary to fill its orders. The agreement is for a term of six months and shall be renewed automatically for a term of one year if not terminated pursuant to the provisions of the agreement. The Company also entered into a separate agreement with MAX V to receive a sales commission on sales of the Company’s G-2 biodiesel products.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

          On May 15, 2012, the Company entered into an employment agreement dated as of May 9, 2012 to engage Mario Larach as Chief Executive Officer and a director of the Company, it being understood that he will assume these positions the morning after the Company files its Form 10-Q for the quarter ended March 31, 2012.

          Mr. Larach will be paid $10,000 per month, which will increase to $16,250 per month at such time as the Company raises additional financing of at least $2,000,000 (the “financing”). Mr. Larach also received a $20,000 signing bonus payable upon the Company completing such financing. Mr. Larach received warrants to purchase 200,000 shares of the Company’s Common Stock exercisable over a term of five years at an exercise price of $5 per share. These Warrants contain a cashless exercise provision in the event the Company’s Common Stock is trading in the Over-the-Counter Market at a price above $15 per share for at least ten consecutive trading days. Mr. Larach was issued Warrants to purchase 50,000 shares of Common Stock also exercisable at $5 per share for a period of five years from the date that Mr. Larach joined the Board of Directors. These Warrants do not have a cashless exercise provision. Six months after commencement of his employment contract, the Board of Directors will meet with Mr. Larach to review his performance and his compensation. While the term of his employment agreement is for a term of two years, there are provisions in the contract which could lead to an earlier termination. Mr. Larach’s biographical information is as follows:

          Mario Larach, age 49, is both an innovation and emerging business specialist and an accomplished corporate growth and strategic change agent. Mr. Larach has significant successful business development and strategic marketing experience, including operational roles for business start-ups, corporate expansions, and divisional turnarounds for both publicly and privately held companies. Mr. Larach’s experience in driving corporate revenue growth through new business opportunities and innovation includes the successful creation of a multi-million dollar Intellectual Property Portfolio Management and Licensing business unit with worldwide Fortune 500 clients, restructuring to profitability and leading market position a $100M corporate group, opening highly profitable new markets through creation of a new strategic business unit for a $1B corporation, and generating over $48M in contract awards through strategic positioning for an emerging technology company.

          Spanning a wide array of industries, Mr. Larach’s functional experience includes overall profit and loss responsibilities for operations, R&D, sales and marketing, developing & launching new products and services, creating new markets and channels of distribution, and commercializing new technologies.

          Mr. Larach is recognized within the San Diego community as an innovation and emerging business specialist in the energy and clean-tech sector. As both a Clean Tech San Diego member and a CONNECT Entrepreneur-In-Residence he has engaged with a wide portfolio of organizations and companies spanning the water, biomass, solar, next generation wind, geothermal, hydrogen, and biofuel industries. His forte in the clean-tech sector has been researching, identifying, and screening emerging technologies – and assisting companies in building their technology platforms and positioning them for growth and success.

          Since October 2007, Mr. Larach serves as CEO and Chairman of the Board of Kai BioEnergy Corp., an algal biofuel company and member of the National Alliance for Advanced Biofuels and Bioproducts (NAABB) consortium which consortium was awarded upward of $48 million by the U.S. Department of Energy (DOE) to develop a systems approach for sustainable commercialization of algal biofuel. Mr. Larach also serves as Director of Commercialization Practice for Foresight Science & Technology Inc. which provides technology commercialization and transitioning services to universities, research institutes and laboratories, hospitals, companies, and government agencies and foundations funding R&D. From February 2003 through January 2009, Mr. Larach served as Executive Vice President of PerfectWave Technologies LLC. PerfectWave Technologies was a government contractor notable for its development of leading edge signal processing technologies, particularly in the defense arena. PerfectWave completed and delivered a variation of its base algorithm in a chip set to eliminate background noise in the helmets of the crews of the Light Armored Vehicle (LAV) and the Abrams main battle tank. Mr. Larach led the PerfectWave’s business development and strategic marketing and was in charge of executing corporate strategies and tactical plans for the development and launch of new products, markets and strategic partnerships for its proprietary leading edge wireless communication technology.

          Mr. Larach received the following degrees: UNIVERSITY OF CHICAGO, MBA, 1988, CORNELL UNIVERSITY, Master of Engineering-Electrical, 1986, CORNELL UNIVERSITY, Cornell Manufacturing and Engineering Productivity Program, 1986 and CORNELL UNIVERSITY, BS, Electrical Engineering, 1984.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1	Employment Agreement – Mario Larach
10.2	Sales Representative Agreement between the Registrant and Max V LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

11 Good Energy, Inc.,
a Delaware corporation

Date: May 17, 2012	By:	/s/ Gary R. Smith

Gary R. Smith, Chief Operating Officer